UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 12, 2009

TECHNOLOGY RESEARCH CORPORATION
(Exact name of registrant as specified in its charter)

Florida	000-13763	59-2095002
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)	Identification No.)

5250 140th Avenue North, Clearwater, Florida	33760
(Address of principal executive officers)	(Zip Code)

Registrant's telephone number, including area code: (727) 535-0572

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 12, 2009, the Board of Directors of Technology Research Corporation, a Florida corporation (“we” or “our”), granted to each of our non-employee members of the Board stock option grants and restricted stock awards under our Amended and Restated 2000 Long Term Incentive Plan (“Amended and Restated Plan”).  Each non-employee director received a non-qualified option for 10,000 shares of our common stock and 5,000 shares of restricted stock.  The non-qualified stock options have an exercise price equal to $1.90 per share, which was the closing price of our common stock as reported on the Nasdaq Global Market on February 12, 2009.  As approved by our Board, a total of 50,000 non-qualified stock options and 25,000 restricted shares were granted to our non-employee directors.

The non-qualified stock options have a ten year term expiring on February 12, 2019, and vest ratably over a period of three years.  The non-qualified options were granted under our Amended and Restated Plan pursuant to a Non-Qualified Stock Option Agreement, the form of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.  The foregoing description of the terms and conditions of the stock option grants is qualified in its entirety by reference to the complete terms of the Amended and Restated Plan and Non-Qualified Stock Option Agreement.

The shares of restricted stock vest ratably over a three year period ending on February 12, 2012, subject to the non-employee director’s continued service as a director.  The Board members who received these stock option grants and restricted stock awards were:   Gerry Chastelet, Raymond V. Malpocher, Patrick M. Murphy, N. John Simmons and David F. Walker.  The grants and stock awards have been approved by the Board under our Amended and Restated Plan and Restricted Stock Agreement.  The foregoing description of the terms and conditions of the restricted stock awards is qualified in its entirety by reference to the complete terms of the Amended and Restated Plan and Restricted Stock Agreement.  A copy of the Restricted Stock Agreement is attached hereto as Exhibit 10.2 and is incorporated herein by refererence.

Item 9.01.         Financial Statements and Exhibits.

Exhibits

Exhibit No.	Description

10.1	Non-Qualified Stock Option Agreement
10.2	Restricted Stock Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TECHNOLOGY RESEARCH CORPORATION

Date: February 19, 2009	By: /s/ Thomas G. Archbold
Name: Thomas G. Archbold
Title: Vice President and Chief Financial Officer